Exhibit 31.2
Certification Pursuant to Rule 13a-14(a) of the Exchange Act
This certification will be provided when the registrant completes its restatement of certain financial statements and an evaluation of its disclosure controls and procedures and internal control over financial reporting and amends this Form 10-Q to include the financial and information required by Part I, Items 1 and 2. Please see the registrant’s Notification of Late Filing on Form 12b-25/A filed with the Commission as of the date hereof for more details.